Exhibit 99.1

Revlon Announces Plans to Reduce Debt by $170 Million

Use of $63 Million of Proceeds from Previously Announced Bozzano Sale

Use of $107 Million from Planned Launch of New Equity Rights Offering

Previously Announced 1-for-10 Reverse Stock Split will be effected by September 15, 2008

NEW YORK--(BUSINESS WIRE)--Revlon, Inc. (NYSE: REV) ("Revlon") announced today that it plans to reduce its debt by $170 million by repaying the $170 million MacAndrews & Forbes Senior Subordinated Term Loan (the "M&F Term Loan"), which matures on August 1, 2009. The debt reduction would be achieved in two steps. In the first step, Revlon will use $63 million of the net proceeds from the previously announced July 2008 sale of its Bozzano business in Brazil to repay $63 million of the $170 million M&F Term Loan. The remaining approximately $30 million of net cash proceeds from the sale of the Bozzano business will be used by the Company for general corporate purposes.

In the second step Revlon intends to launch, as early as in the fourth quarter of 2008, a $107 million equity rights offering that would allow stockholders to purchase additional shares of Revlon Class A common stock. Upon closing the rights offering, Revlon intends to use the net proceeds of such equity issuance to fully repay the remaining balance of the M&F Term Loan.

Commenting on today’s announcements, Revlon President and Chief Executive Officer, David Kennedy said, “By repaying the M&F Term Loan, we will eliminate our highest cost, nearest maturity debt, which carries an annual cash interest cost of almost $19 million. Improving our capital structure with this important step is consistent with a key aspect of our strategy."

Reverse Stock Split

Revlon intends to effect its previously announced 1-for-10 reverse stock split of its Class A and Class B common stock on September 15, 2008, and open for trading on the NYSE on a post-split basis on September 16, 2008.

Details on the $107 Million Rights Offering

Pursuant to the rights offering, Revlon would distribute at no charge to each stockholder of record of its Class A and Class B common stock, on a record date to be set by the Board or an authorized committee of the Board, transferable subscription rights that would enable such stockholders to purchase shares of Class A common stock at a subscription price to be determined by a committee of Revlon's Board of Directors composed solely of independent directors within the meaning of Section 303A.02 of the NYSE Listed Company Manual, the SEC's Regulation S-K and the Board's Guidelines for Assessing Director Independence, and based on market conditions at the time of the rights offering. Revlon would contribute the net proceeds of the rights offering to Revlon Consumer Products Corporation, Revlon's wholly-owned operating subsidiary, in order to fund the repayment of the remaining balance of the M&F Term Loan.

Pursuant to an over-subscription privilege, each rights holder that exercises its basic subscription privilege in full could also subscribe for additional shares at the same subscription price per share, to the extent that other stockholders do not exercise their subscription rights in full. If an insufficient number of shares is available to fully satisfy the over-subscription privilege requests, the available shares would be sold pro-rata among rights holders who exercised their over-subscription privilege, based on the number of shares each rights holder subscribed for under the basic subscription privilege.

MacAndrews & Forbes, Revlon's parent company, which is wholly-owned by Ronald O. Perelman, has agreed to purchase its pro rata share (or approximately 61%) of the $107 million of Class A common stock covered by the rights offering, which share MacAndrews & Forbes would otherwise have been entitled to subscribe for in the rights offering pursuant to its basic subscription privilege.

Although MacAndrews & Forbes would otherwise be entitled to an over-subscription privilege, it will agree not to exercise its over-subscription privilege, which will maximize the shares available for purchase by other stockholders pursuant to their over-subscription privileges. In the event the rights offering is not fully subscribed after stockholders other than MacAndrews & Forbes exercise their basic and over-subscription privileges, MacAndrews & Forbes will have the right, but not the obligation, pursuant to a private placement agreement, to purchase additional shares of Class A common stock, at the rights offering subscription price.

This press release shall not constitute an offer to sell, nor the solicitation of an offer to buy, any securities, nor shall there be any sale of securities mentioned in this press release in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The rights offering will be made only by means of a prospectus and a related prospectus supplement. When available, copies of the prospectus and prospectus supplement may be obtained from Revlon, Inc., 237 Park Avenue, New York, N.Y. 10017, (212) 527-4000, Attention: SVP, Investor Relations and Corporate Communications.

The shares to be sold to MacAndrews & Forbes will be sold in reliance on Rule 506 under the Securities Act of 1933, as amended. The proposed issuance of shares to MacAndrews & Forbes will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The rights offering would be conducted via an existing effective shelf registration statement and is expected to be consummated as early as in the fourth quarter of 2008, subject to market and other customary conditions. There can be no assurance that the transactions described in this press release will be launched or consummated. The Company would have the right, in its discretion, to terminate or extend the rights offering at any time.

About Revlon

Revlon is a worldwide cosmetics, skin care, fragrance, and personal care products company. The Company's vision is to deliver the promise of beauty through creating and developing the most consumer preferred brands. Websites featuring current product and promotional information can be reached at www.revlon.com, www.almay.com and www.mitchumman.com. Corporate and investor relations information can be accessed at www.revloninc.com. The Company's brands, which are sold worldwide, include Revlon(R), Almay(R), Ultima(R), Charlie(R), Flex(R), and Mitchum(R).

Forward-Looking Statements

Statements in this press release which are not historical facts, including statements about plans, strategies, beliefs and expectations of Revlon are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made. Accordingly, except for the Company's ongoing obligations under U.S. federal securities laws, the Company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic, industry or cosmetic category conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events. Such forward-looking statements include, without limitation, Revlon's expectations and estimates about future events, including our plans to reduce our debt by $170 million in two steps, including, first, using $63 million of the net proceeds from the previously announced July 2008 sale of our Bozzano business in Brazil to repay $63 million of the $170 million M&F Term Loan and, second, launching, as early as in the fourth quarter of 2008, a $107 million rights offering and our intent to use the net proceeds of such equity issuance to fully repay the remaining balance of the $170 million M&F Term Loan and our beliefs, expectations and/or intent to consummate the reverse stock split and its intended timing. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in Revlon's filings with the Securities and Exchange Commission ("SEC"), including Revlon's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC during 2008 (which may be viewed on the SEC's website at http://www.sec.gov or on Revlon, Inc.'s website at http://www.revloninc.com), as well as difficulties, delays, unexpected costs associated with or Revlon's inability, or determination not, to consummate, in whole or in part, the proposed rights offering and/or the unavailability of, or less than anticipated, funds from the July 2008 sale of our Bozzano business in Brazil and/or the $107 million rights offering to fully repay the $170 million M&F Term Loan and/or difficulties, delays in or the inability to consummate, in whole or in part, the reverse stock split. The information available from time to time on any websites referred to in this press release shall not be deemed incorporated by reference into this press release.

CONTACT:
Investor Relations & Media:
Revlon, Inc.
Abbe F. Goldstein, CFA, 212-527-6465